[GRAPHIC OMITTED]





                                                              April 18, 1997
Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Technical Chemicals & Products, Inc. (the "Company"), which will be held at the Doubletree Guest Suites Hotel, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, on Friday, May 23, 1997, at 10:00 a.m., local time.

     The notice of meeting and proxy statement on the following pages cover the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and promptly return your proxy in the enclosed envelope to assure your shares will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                          Sincerely,


                                          /s/
                                          Jack L. Aronowitz
                                          President, Chief Executive Officer
                                          and Chairman of the Board of Directors
--------------------------------------------------------------------------------
TECHNICAL CHEMICALS & PRODUCTS, INC. o P.O. Box 8726 o Fort Lauderdale, Florida
 33310 o (954) 979-0400 o (954)979-0009 - 3341 S.W. 15th St. (W. McNab Rd.)
o Pompano Beach, Florida 33069
--------------------------------------------------------------------------------

                      TECHNICAL CHEMICALS & PRODUCTS, INC.
                              3341 S.W. 15th Street
                          Pompano Beach, Florida 33069


                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 1997

     The Annual Meeting of Shareholders of Technical Chemicals & Products, Inc. will be held at the Doubletree Guest Suites Hotel, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, on Friday, May 23, 1997, at 10:00 a.m., local time, for the following purposes:

     To elect one Class II director for a three-year term expiring in 2000; and

     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.



                                  By Order of the Board of Directors,


                                  /s/
                                  Martin Gurkin
                                  Secretary


Pompano Beach, Florida
April 18, 1997

                      TECHNICAL CHEMICALS & PRODUCTS, INC.

                     --------------------------------------

                                 PROXY STATEMENT

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This proxy statement is first being sent to shareholders on or about April 18, 1997, in connection with the solicitation of proxies by the Board of Directors of Technical Chemicals & Products, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on Friday, May 23, 1997, and at any adjournment thereof (the "Meeting"). The close of business on April 10, 1997, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 9,974,162 shares of $.001 par value common stock ("Common Stock"), entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the director listed on the proxies. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock.

     The executive offices of the Company are located at 3341 S.W. 15th Street, Pompano Beach, Florida 33069. The Company's telephone number is (954) 979-0400.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes of directors. The Company's Articles of Incorporation provide that at each annual election, directors shall be chosen by class for a term of three years, to preserve, as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 1999 (Class I directors), 1997 (Class II directors) and 1998 (Class III directors). One director nominee is to be elected at the Meeting as a Class II director for a term ending in 2000, or until his respective successor shall have been elected and qualified.

     The Board of Directors has nominated Clayton Rautbord to stand for election at the Meeting for the Class II director seat. See "Management-Directors and Executive Officers" for information regarding Mr. Rautbord. The nominee's current term will expire on the date of the Meeting. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of Mr. Rautbord. Should Mr. Rautbord become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe Mr. Rautbord will be unable or unwilling to serve if elected.

                  SECURITY AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 18, 1997 with respect to the Common Stock owned by (1) any person who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (2) each director and director nominee of the Company, (3) each executive officer named in the Summary Compensation Table and
(4) all directors and executive officers as a group.

                                                                        Amount and Nature
                                                                         of Beneficial
      Name and Address of Beneficial Owner(a)                             Ownership(b)            Percent
      Jack L. Aronowitz................................................    4,561,666(c)            43.6%

      Capital Group Companies, Inc.
      Capital Research and Management Company
         333 South Hope Street, 52nd Floor
         Los Angeles, California  90071................................      600,000                6.02%

      Cleve Laird......................................................       66,000                0.7%

      Martin Gurkin....................................................        4,000(d)             *

      John Pippert.....................................................       30,000                *

      Clayton Rautbord.................................................          200                *

      Kathryn R. Harrigan..............................................            -                -

      All directors and executive
      officers as a group (10 persons).................................    4,661,866               44.1%

_______________________

  (a) The business address for Messrs.  Aronowitz,  Laird, Gurkin, Pippert, Rautbord and Ms. Harrigan is 3341
      S.W. 15th Street, Pompano Beach,  FL 33069.
  (b) Beneficial  ownership of shares,  as determined in accordance with  applicable  Securities and Exchange
      Commission  rules,  includes  shares as to which a person has or shares voting power and/or  investment power.
  (c) Includes  500,000  shares that may be acquired  upon  exercise of a currently  exercisable  warrant and
      370,000 shares as to which Mr. Aronowitz holds a voting proxy.
  (d) Represents shares that may be acquired upon exercise of currently outstanding stock options.

  * Less than 0.5%

                                   MANAGEMENT

Directors and Executive Officers

     Set forth below is certain information as of April 18, 1997, concerning the Company's executive officers, current directors, and nominee for director.

                                                                                                       Year First
                                                                                                        Became a
               Name                                     Position(s)                        Age          Director

Jack L. Aronowitz                   President,  Chief Executive Officer, and Chairman of    57            1992
                                    the Board of  Directors  (Class  I-term  expiring in
                                    1999)

Martin Gurkin, Ph.D.                Senior Vice President,  Chief Operating  Officer and    64            1996
                                    Director (Class III-term expiring in 1998)

John E. Pippert                     Senior Vice President, Marketing and Sales              64

Stuart R. Streger, C.P.A.           Vice President and Chief Financial Officer              46

Kathryn R. Harrigan, M.B.A.,        Director (Class III-term expiring in 1998)              45            1996
D.B.A.

Clayton Rautbord                    Director  (Class  II-nominee  for a term expiring in    69            1996
                                    2000)

Cleve W. Laird, Ph.D.               Director  (Class  II-term  expires  at  this  annual    58            1992
                                    Meeting)

Colin A. Morris                     Vice President,  Transdermal Manufacturing and Chief    56
                                    Operating Officer of the Pharmetrix Division

Thomas S. Spencer, Ph.D.            Vice President, Pharmetrix Division                     51

     JACK L. ARONOWITZ, the founder of the Company, has been President and Chairman of the Board of Directors since January 1992 and Chief Executive Officer since January 1996. Prior to founding the Company, Mr. Aronowitz served as Executive Vice President, Technical Director and Director of Operations of TechniMed Corporation. TechniMed was engaged in the medical diagnostic and biochemical businesses. Mr. Aronowitz has been involved in the development and commercialization of medical diagnostic products for over 35 years. Mr. Aronowitz is the President of the Florida Institute of Chemists.

     MARTIN GURKIN, Ph.D. has been Senior Vice President, Chief Operating Officer and a Director of the Company since January 1996. Prior to joining the Company, Dr. Gurkin served from October 1989 to December 1995 as Vice President of ISCO, Inc., a company engaged in the manufacture of scientific analytical instrumentation. Prior to joining ISCO, Inc., Dr. Gurkin was employed in various capacities for over 17 years by E. M. Science (an affiliate of E. Merck KGAA), a company engaged in the manufacturing of laboratory reagents and chromatography supplies.

     JOHN E. PIPPERT has been Senior Vice President, Marketing and Sales of the Company since March 1995. Prior thereto, Mr. Pippert served from January 1990 to February 1995 as Director of Marketing for Western Biomedical Enterprises, Inc., a company engaged in the manufacture of medical diagnostic products. During that period, Mr. Pippert also served as a senior consultant to Drial Consultants,

Inc. Mr. Pippert was Vice President and Chief Operating Officer of Clovis Laboratory Software, Inc. and Director of Marketing and Sales for Laboratory Consulting, Inc., companies engaged in the development of laboratory computer software, from January 1987 to December 1990. Mr. Pippert also worked in various capacities for the Medical Diagnostics Division of E.I. Dupont de Nemours & Co., Inc. from 1972 to 1984.

     STUART R. STREGER, C.P.A. has been Vice President and Chief Financial Officer of the Company since April 1996. Prior to joining the Company, Mr. Streger served from September 1994 to March 1996 as Chief Financial Officer of Carfel, Inc., an auto parts manufacturing and after-market distribution company. From August 1993 to September 1994, Mr. Streger was Chief Financial Officer of Chick Master International, a global manufacturer and distributor of poultry equipment. From August 1980 to August 1993, Mr. Streger was the Chief Financial Officer of Rosco Laboratories, Inc., a worldwide distributor and manufacturer of television and film production products. From 1973 to 1977, Mr. Streger was employed as a senior auditor and served in many other capacities with the accounting firm of KPMG Peat Marwick LLP.

     KATHRYN R. HARRIGAN, M.B.A., D.B.A., has been a Director of the Company since April, 1996. Ms. Harrigan has been a professor at Columbia Business School since 1981 and was named the Henry L. Kravis Professor of Business Leadership at Columbia Business School in 1993. Since 1994, Professor Harrigan has served on the Board of Directors of Cambrex Corporation, a company engaged in the international specialty chemicals business. In 1995, Professor Harrigan joined the Board of Directors of Schuller Corporation (formerly Manville Corporation), an international building and filtration company.

     CLAYTON L. RAUTBORD has been a Director of the Company since August 1996. Mr. Rautbord is presently the Secretary and Treasurer of Wenk Aviation Insurance Corporation. From 1980-1989 he was the founder and President of Photo Con-X-Ion, Inc., a manufacturer of photographic chemicals, and was the President and CEO of APECO, a company listed on the NYSE, from 1963-1974. Mr. Rautbord has previously served on the boards of Ozark Airlines, Metropolitan Bank of Chicago, Amalgamated Bank of Chicago, and Euclid Equipment Company of Long Island, New York. In addition to TCPI's Board of Directors, Mr. Rautbord also serves on the Board of Directors of Albany Bank and Trust Company in Chicago.

     CLEVE W. LAIRD, Ph.D. was Executive Vice President of the Company from February 1992 until December 1996 and a Director of the Company since January 1992. Since 1986, Dr. Laird has also served as President and Chief Executive Officer of Drial Consultants, Inc., a consulting and advisory firm to the medical, pharmaceutical and diagnostic device industries to which endeavor he returned full-time during December 1996. Under a consulting agreement with the Company dated as of January 1997, Dr. Laird continues to provide regulatory counsel to the Company.

     COLIN A. MORRIS has been Vice President of Transdermal Manufacturing since February 1997. He has operating responsibilities for TCPI's portfolio of transdermal drug delivery products and related contract services, and directs all activities at the Company's R & D facility in Menlo Park, California, operated by its Pharmetrix Division. In addition, Mr. Morris is involved in the ongoing development of the Company's TD Glucose Monitoring System. Before joining the Company, Mr. Morris worked as Vice President of Operations and later as Vice President of Corporate Planning with Noven Pharmaceuticals, which operates of one of the most advanced transdermal R & D and manufacturing facilities in the world. Mr. Morris also has held senior-level positions with Rhone-Poulenc Rorer, Inc. as Senior Director of World Wide Engineering, Director of Process Engineering with Sterling Drug, Inc., and international and domestic positions with Johnson & Johnson.

     THOMAS S. SPENCER, Ph.D. has been a Vice President of the Company's Pharmetrix Division since November 1995. Prior to joining the Company, Dr. Spencer served as Executive Vice President and Chief Technical Officer of Pharma Patch Public Limited Liability Company ("Pharma Patch") from August 1994 to November 1995. Prior to joining Pharma Patch, Dr. Spencer was Vice President of Research and Development at Cygnus from May 1998 until January 1994. While at Cygnus, he was in charge of a research and development organization consisting of over 90 members, responsible for the commercialization of Cygnus' products.

     There is no family relationship between any executive officer or director of the Company.

           MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During 1996, the Company's Board of Directors held six meetings. Each incumbent director attended each meeting.

     In 1996, the Company's Board of Directors established a Compensation Committee, an Audit Committee, and a Stock Option Committee. The Compensation Committee consists of Messrs. Aronowitz and Rautbord and Ms. Harrigan. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and reviews the compensation levels of the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans.

     The members of the Audit Committee are Messrs. Aronowitz and Rautbord and Ms. Harrigan. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

     The Company's Stock Option Committee consists of Mr. Rautbord and Ms. Harrigan. The Stock Option Committee is responsible for administering the Company's 1992 Incentive Stock Option Plan.

     The Company does not have a nominating committee. That function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     Each non-employee director of the company is paid a fee of $500 for each meeting of the Board of Directors attended and $250 for each committee meeting attended (if the committee meeting occurs on a day other than a scheduled meeting of the Board of Directors). Non-employee directors are also reimbursed for their travel expenses to meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company, during the fiscal years ended December 31, 1996, 1995 and 1994 to the officers whose names appear in the table below. No restricted stock awards, long-term incentive plan payouts or other types of compensation other than the compensation identified in the chart below were paid to these officers. No other executive officer of the Company earned a total annual salary and bonus during 1996, 1995 and 1994 in excess of $100,000.



                                                                                              Long Term
                                                  Annual Compensation                        Compensation
                                ---------------------------------------------------------
             Name and                                                    Other Annual        Securities
        Principal Position       Year(a)    Salary($)     Bonus($)     Compensation($)       Underlying
                                                                                             Options(#)

     Jack L. Aronowitz            1996     $144,703        --           $13,937(b)             500,000
       President,        Chief    1995      137,813        --            17,209(b)(c)            --
       Executive  Officer  and    1994       36,000        --            15,310(b)               --
       Chairman  of the Board
     Cleve Laird                  1996       87,341       $20,000         6,454(b)              30,000
       Executive Vice             1995       53,623        --             3,023(b)
       President and Director
       (d)
     John Pippert                 1996       78,923        32,000         5,207(b)              30,000
       Senior Vice President      1995       40,833         2,917         2,590(b)
     Thomas S. Spencer            1996      145,833         2,925         8,332(b)               --
       Vice President, Chief      1995       17,500        --             1,215(b)
       Operating
       Officer-Pharmetrix Division

    (a) No amounts are shown for Messrs.  Laird,  Pippert or Spencer for 1994  because they were not employed by the Company at that time.
    (b) Includes the cost of an automobile and/or health insurance.
    (c) Does not  include  $256,920  paid as a  dividend  by the  Company  to Mr.  Aronowitz  soon  after the
        Company's  initial public offering.  The dividend  represented Mr.  Aronowitz's pro rata share of the
        Company's  retained earnings that were distributed to all of the Companys  shareholders prior to the revocation of the Company's S election and was not intended as a form of compensation.
    (d) Dr. Laird resigned as an officer of the Company during December 1996.

Option Grants and Exercises; Long-Term Incentive Plans in 1996

     The following table shows the grants of stock options by the Company during the fiscal year ended December 31, 1996 to the executive officers named in the Summary Compensation Table.


                                Individual Grants
                          -----------------------                                Potential Realizable Value at
                          Number of     Percent of                               Assumed  Annual Rate of Stock
                          securities      Total                                  Price Appreciation For Option
                          underlying  Options/Grants                                         Term(a)
                           Options     to Employees    Exercise    Expiration    -----------------------------
            Name           Granted    in Fiscal Year    Price         Date               5%              10%


    Jack Aronowitz           500,000         77.82%       $15.00   3/30/01          $2,072,112      $4,578,825
    Cleve Laird                6,000          0.93%       $15.00   6/20/99             $19,396         $41,769
    Cleve Laird                6,000          0.93%       $15.00   6/20/00             $24,865         $54,946
    Cleve Laird                6,000          0.93%       $15.00   6/20/01             $30,609         $69,440
    Cleve Laird                6,000          0.93%       $15.00   6/20/02             $36,639         $85,385
    Cleve Laird                6,000          0.93%       $15.00   6/20/03             $42,971        $102,923
    John Pippert               6,000          0.93%       $15.00   6/20/99             $19,396         $41,769
    John Pippert               6,000          0.93%       $15.00   6/20/00             $24,865         $54,946
    John Pippert               6,000          0.93%       $15.00   6/20/01             $30,609         $69,440
    John Pippert               6,000          0.93%       $15.00   6/20/02             $36,639         $85,385
    John Pippert               6,000          0.93%       $15.00   6/20/03             $42,971        $102,923

  (a)  The potential  realizable values set forth under these columns result from calculations  assuming 5% and
       10%  annualized  stock price growth rates from grant dates to  expiration  dates and are not intended to forecast future price  appreciation of the Company's  Common Stock based upon growth at these prescribed rates.  The Company is not aware of any formula which will determine with reasonable  accuracy a present value based on future unknown factors.  Actual gains, if any, on stock option exercises are dependent on the future  performance  of the Company.  There can be no assurance  that the amounts  reflected in this table will be achieved.

OPTION EXERCISES AND PERIOD-END VALUES

     The following table provides information as to the number and value of options exercised during 1996 by the executive officers named in the Summary Compensation Table to purchase the Company's common stock.

                                                                               Number of Securities
                                                                                    Underlying
                             Shares Acquired on                                 Unexercised Options
     Name                         Exercise               Value Realized        at Fiscal Year End(a)

     Cleve Laird                    66,000                  $965,250                   500,000
     John Pippert                   20,000                  $265,000                    30,000

    (a) None of such officers held stock options that were  "in-the-money"  as of the end of the Company's
        1996 fiscal year.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Mr. Aronowitz participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

     The Company and Mr. Aronowitz are parties to an exclusive, worldwide license agreement dated January 31, 1996 ("License Agreement") under which the Company has the right to manufacture, promote, market and sell all medical, pharmaceutical and health care products and devices created by Mr. Aronowitz on or before the date of the License Agreement. The License Agreement is for a term of twenty years with automatic renewals and requires annual fees equal to the greater of (i) 3% of net collected sales revenues from products based upon certain technology or (ii) $10,000, with an aggregate maximum limitation of $10,000,000. The License Agreement replaces an earlier license agreement with similar provisions. During 1996, Mr. Aronowitz earned $114,417 pursuant to the License Agreement. Mr. Aronowitz waived all licensing fees due him for the years ended December 31, 1995 and 1994.

     Mr. Aronowitz is also party to an employment contract with the Company. See "-Employment Contracts."

EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with Jack L. Aronowitz, as of January 1, 1993, as amended on September 27, 1996, pursuant to which Mr. Aronowitz serves as President of the Company. The agreement provides that Mr. Aronowitz receive: (i) a base salary of $144,800, increased annually by 5%; and
(ii) an annual bonus of 5% of the Company's consolidated pre-tax income. The agreement also provides that Mr. Aronowitz is entitled to health insurance, a car allowance of $10,000 per year, other fringe benefits, and, at the Board's discretion, further bonuses and reimbursement for various expenses. In addition, the agreement prohibits Mr. Aronowitz (x) during and after the term of the agreement, from disclosing confidential information relating to the Company and
(y) during the term of the agreement and for a period of two years after termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has evidenced an intention to engage in business. Notwithstanding the foregoing, if Mr. Aronowitz's employment is terminated by the Company for any reason other than Mr. Aronowitz having engaged in any material act of dishonesty, disloyalty, negligence and/or fraud which is, or may be, damaging to the Company's business, the Company must pay Mr. Aronowitz two times his then base salary plus an amount equal to two times the last bonus paid to or accrued for him pursuant to the agreement (three times base salary plus bonus in the event of termination a "change of control," as defined in the agreement).

     The Company entered into an employment agreement with John E. Pippert, as of January 31, 1996, pursuant to which Mr. Pippert serves as a Senior Vice President of the Company. Under the agreement, Mr. Pippert's current base salary is $95,000, which may be increased at the Board of Directors' discretion. The agreement also provides that Mr. Pippert receive a bonus based on a percentage of forecasted net sales agreed upon as the Company's annual target. Mr. Pippert also receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Mr. Pippert: (i) during and after the term of the agreement, from disclosing confidential information relating to the Company; and (ii) during the term of the agreement and for a period of two years after the termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has taken steps to engage in business. Notwithstanding the foregoing, if Mr. Pippert's employment is terminated by the Company other than "for cause" (as that phrase is defined in the agreement) or due to the death or disability of Mr. Pippert, the Company must pay Mr. Pippert an amount equal to two times his then base salary as liquidated damages.

     The Company entered into an employment agreement with Martin Gurkin, dated as of February 26, 1996, pursuant to which Dr. Gurkin serves as a Senior Vice President of the Company. Under the Agreement Dr. Gurkin's current base salary is $125,000, which may be increased at the Board of Directors' discretion. The agreement also provides that Dr. Gurkin receive a bonus based on a percent of forecasted net sales agreed upon as the Company's annual target. Dr. Gurkin also receives health insurance, other fringe benefits, and, at the Board of Directors' discretion, reimbursement for various expenses. In addition, the agreement prohibits Dr. Gurkin: (i) during and after the term of the agreement, from disclosing confidential information relating to the Company; and (ii) during the term of the agreement and for a period of two years after the termination thereof, from competing with the Company anywhere in the United States where the Company is engaged in business or has taken steps to engage in business. Notwithstanding the foregoing, if Dr. Gurkin's employment is terminated by the Company other than for cause (as that phrase is defined in the agreement) or due to the death or disability of Dr. Gurkin, the Company must pay Dr. Gurkin an amount equal to two times his then base salary as liquidated damages.

     During fiscal year 1996, the Company and Dr. Laird entered into an employment agreement that was terminated upon his termination as an employee of the Company.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 1996 were made with respect to the executive officers of the Company. The 1996 fiscal year was the first full year of employment with the Company for each of the Company's executives other than the Chief Executive Officer.

     The Compensation Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company shareholders and to motivate the Company executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Compensation Committee will seek to provide a competitive total compensation package that enables the Company to attract and retain key personnel; to provide variable compensation opportunities, primarily on an annual basis, that are linked to corporate performance goals; and to provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders. The compensation program for executive officers is comprised of the following components: base salary, annual incentive compensation and stock options. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company.

     For 1996, compensation, including salary, bonuses and stock option grants, for the executives other than the Chief Executive Officer was set based principally upon the factors described in the previous sentence. Compensation for the Chief Executive Officer was set based upon the Chief Executive's employment agreement (see "Employment Contracts").

     The Compensation Committee intends to periodically review the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. Salary adjustments ordinarily will be determined and made at 12-month intervals.

         Respectfully submitted,

         Jack L. Aronowitz
         Kathryn R. Harrigan
         Clayton Rautbord

                             STOCK PERFORMANCE GRAPH

     The following graph shows the Company's cumulative total return to shareholders compared to the Russell 2,000 Index and a peer group consisting of healthcare stock (excluding biotechnology companies) identified below as "Hambrecht & Quist Healthcare." The graph shows cumulative total return over the period from February 2, 1995, the first day that the Company was traded publicly, and the end of the fiscal 1996, based on an initial investment of $100. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance.

[GRAPHIC OMITTED]

       --------------------------- ---------------------- ------------------------- ---------------------------

                  Name               February 2, 1995        December 31, 1995          December 31, 1996
       --------------------------- ---------------------- ------------------------- ---------------------------

              TCPI                        $100                    $500                        $228
       --------------------------- ---------------------- ------------------------- ---------------------------
              Russell 2000                $100                    $130                        $152
       --------------------------- ---------------------- ------------------------- ---------------------------
              Hambrecht & Quist           $100                    $157                        $174
              Healthcare (excluding
              biotechnology)
       --------------------------- ---------------------- ------------------------- ---------------------------

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, the Company believes that during 1996, Forms 3, 4 and 5 filings appear to have been made when due.


                       INFORMATION CONCERNING INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.


              PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of shareholders intended for presentation at the 1997 annual meeting must be received by the Company on or before December 19, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.

     The Company's bylaws also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days, nor more than 90 days, prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal, (b) the name and address of such shareholder, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and (d) any material interest of the shareholder in such proposal.

     A shareholder's notice with respect to a director nomination must set forth
(a) the name of the person to be nominated, (b) the number and class of all shares of each class of stock of the Company beneficially owned by such person,
(c) the information  regarding such person required by paragraphs (a) and (d) of
Item 401 of Regulation S-K adopted by the  Securities  and Exchange  Commission,
(d) such person's signed consent to serve as a director of the Company if elected, (e) such shareholder's name and address and (f) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder.

     The complete Bylaws provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                  OTHER MATTERS

     The Company will provide to any shareholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission. All such requests should be directed to Technical Chemicals and Products, Inc., Corporate Communications, P.O. Box 8726, Ft. Lauderdale, Florida 33310. No charge will be made for copies of such annual report; however, a reasonable charge for exhibits, if requested, will be made.

                                   By Order of the Board of Directors,


                                   /s/
                                   MARTIN GURKIN
                                   Secretary

Pompano Beach, Florida
April 18, 1997